Exhibit 99.1

News Release Contact: Michael A. Kuglin Chief Financial Officer P.O. Box 206, Whippany, NJ 07981-0206 Phone: 973-503-9252

FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P.

Announces Second Quarter Results

Whippany, New Jersey, May 9, 2024 -- Suburban Propane Partners, L.P. (NYSE:SPH), today announced earnings for its second quarter ended March 30, 2024.

Net income for the second quarter of fiscal 2024 was $111.5 million, or $1.73 per Common Unit, compared to net income of $104.5 million, or $1.63 per Common Unit, in the second quarter of fiscal 2023. Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA, as defined and reconciled below) for the second quarter of fiscal 2024 was $147.0 million, compared to $149.0 million in the prior year second quarter.

In announcing these results, President and Chief Executive Officer, Michael A. Stivala said, “The fiscal 2024 second quarter was characterized by an inconsistent weather pattern and unseasonably warm weather across much of our operating footprint. With the exception of a short burst of extreme cold weather in mid-January, average temperatures were warmer than the prior year, which negatively impacted customer demand for heating purposes. In the markets where we experienced cooler weather compared to the prior year, such as the southeast, our volumes responded favorably. Our field operations once again did an outstanding job managing the things they can control, which is operating safely, managing our selling prices, controlling expenses and executing on our customer base growth and retention initiatives -- all of which helped mitigate the impact of warm weather on volumes sold.”

Mr. Stivala continued, “In our renewable natural gas (“RNG”) operations, average daily pipeline injected RNG at our facility in Stanfield, Arizona has continued to improve as we drive operating performance and enhance the feedstock intake. We continue to advance our capital improvement plans at the Columbus, Ohio facility and the construction of our anaerobic digester facility located at Adirondack Farms in upstate New York, and expect construction for both facilities to be completed in the second half of calendar 2025. While the fiscal 2024 heating season presented headwinds as a result of warmer weather, we continue to focus on our strategic growth initiatives – fostering the growth of our core propane operations, steering operational excellence in our RNG business and continuing to evaluate opportunities to make additional strategic investments in lower carbon renewable energy alternatives.”

Retail propane gallons sold in the second quarter of fiscal 2024 of 140.2 million gallons decreased 2.7% compared to the prior year, primarily due to widespread warm weather throughout much of the second quarter, aside from a two-week period of extreme cold temperatures in mid-January 2024. Average temperatures (as measured by heating degree days) across all of the Partnership’s service territories during the second quarter were 8% warmer than normal and 4% cooler than the prior year second quarter (which was heavily influenced by mid-January heating degree days that were 33% colder than the prior year). Average temperatures for the month of February were 1% warmer than the prior year and on par for the warmest February on record; followed by March which was 7% warmer than the prior year.

Average propane prices (basis Mont Belvieu, Texas) for the second quarter of fiscal 2024 increased 2.8% compared to the prior year second quarter. Total gross margin of $308.0 million for the second quarter increased $13.1 million, or 4.4%, compared to the prior year second quarter. Gross margin for the second quarter of fiscal 2024 included a $5.9 million unrealized gain attributable to the mark-to-market adjustment for derivative instruments used in risk management activities, compared to a $4.5 million unrealized loss in the prior year second quarter. These non-cash adjustments, which were reported in cost of products sold, were excluded from Adjusted EBITDA for both periods. Excluding the impact of the mark-to-market adjustments, total gross margin increased $2.7 million, or 0.9%, compared to the prior year second quarter, primarily due to higher unit margins, which increased $0.08 per gallon, more than offsetting the lower volumes sold.

Combined operating and general and administrative expenses of $154.4 million for the second quarter of fiscal 2024 increased $1.2 million, or 0.8%, compared to the prior year second quarter, primarily due to higher payroll and benefit-related expenses, offset to an extent by lower volume-related variable operating costs. In addition, included within general and administrative expenses in the second quarter of the prior year were acquisition-related fees and expenses of $3.4 million, which were excluded from Adjusted EBITDA for the second quarter of fiscal 2023.

During the second quarter of fiscal 2024, the Partnership utilized cash flows from operating activities to repay $32.3 million in outstanding debt. As a result of this debt repayment, the Total Consolidated Leverage Ratio, as defined in the Partnership’s credit agreement, for the twelve-month period ending March 30, 2024 improved to 4.61x compared to 4.72x at the end of the first quarter of fiscal 2024.

As previously announced on April 25, 2024, the Partnership’s Board of Supervisors declared a quarterly distribution of $0.325 per Common Unit for the three months ended March 30, 2024. On an annualized basis, this distribution rate equates to $1.30 per Common Unit. The distribution is payable on May 14, 2024 to Common Unitholders of record as of May 7, 2024.

About Suburban Propane Partners, L.P.

Suburban Propane Partners, L.P. (“Suburban Propane”) is a publicly traded master limited partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban Propane has been in the customer service business since 1928 and is a nationwide distributor of propane, renewable propane, renewable natural gas (“RNG”), fuel oil and related products and services, as well as a marketer of natural gas and electricity and producer of and investor in low carbon fuel alternatives, servicing the energy needs of approximately 1 million residential, commercial, governmental, industrial and agricultural customers through approximately 700 locations across 42 states. Suburban Propane is supported by three core pillars: (1) Suburban Commitment – showcasing Suburban Propane’s 95-year legacy, and ongoing commitment to the highest standards for dependability, flexibility, and reliability that underscores Suburban Propane’s commitment to excellence in customer service; (2) SuburbanCares – highlighting continued dedication to giving back to local communities across Suburban Propane’s national footprint; and (3) Go Green with Suburban Propane – promoting the clean burning and versatile nature of propane and renewable propane as a bridge to a green energy future and investing in the next generation of innovative, renewable energy alternatives. For additional information on Suburban Propane, please visit www.suburbanpropane.com.

Forward-Looking Statements

This press release contains certain forward-looking statements relating to future business expectations, capital expenditures, strategic investments, project developments and financial condition and results of operations of the Partnership, based on management’s current good faith expectations and beliefs concerning future developments. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed or implied in such forward-looking statements, including the following:

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The impact of weather conditions on the demand for propane, renewable propane, fuel oil and other refined fuels, natural gas, renewable natural gas (“RNG”) and electricity;
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The impact of climate change and potential climate change legislation on the Partnership and demand for propane, fuel oil and other refined fuels, natural gas, RNG and electricity;
•
Volatility in the unit cost of propane, renewable propane, fuel oil and other refined fuels, natural gas, RNG and electricity, the impact of the Partnership’s hedging and risk management activities, and the adverse impact of price increases on volumes sold as a result of customer conservation;
•
The ability of the Partnership to compete with other suppliers of propane, renewable propane, fuel oil, RNG and other energy sources;

•
The impact on the price and supply of propane, fuel oil and other refined fuels from the political, military or economic instability of the oil producing nations, including hostilities in the Middle East, Russian military action in Ukraine, global terrorism and other general economic conditions, including the economic instability resulting from natural disasters;
•
The ability of the Partnership to acquire and maintain sufficient volumes of, and the costs to the Partnership of acquiring, reliably transporting and storing, propane, renewable propane, fuel oil and other refined fuels;
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The ability of the Partnership to attract and retain employees and key personnel to support the growth of our business;
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The ability of the Partnership to retain customers or acquire new customers;
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The impact of customer conservation, energy efficiency, general economic conditions and technology advances on the demand for propane, fuel oil and other refined fuels, natural gas, RNG and electricity;
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The ability of management to continue to control expenses and manage inflationary increases in fuel, labor and other operating costs;
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Risks related to the Partnership’s renewable fuel projects and investments, including the willingness of customers to purchase fuels generated by the projects, the permitting, financing, construction, development and operation of supporting facilities, the Partnership’s ability to generate a sufficient return on its renewable fuel projects, the Partnership’s dependence on third-party partners to help manage and operate renewable fuel investment projects, and increased regulation and dependence on government funding for commercial viability of renewable fuel investment projects;
•
The generation and monetization of environmental attributes produced by the Partnership’s renewable fuel projects, changes to legislation and/or regulations concerning the generation and monetization of environmental attributes and pricing volatility in the open markets where environmental attributes are traded;
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The impact of changes in applicable statutes and government regulations, or their interpretations, including those relating to the environment and climate change, human health and safety laws and regulations, derivative instruments, the sale or marketing of propane and renewable propane, fuel oil and other refined fuels, natural gas, RNG and electricity, including the impact of recently adopted and proposed changes to New York law, and other regulatory developments that could impose costs and liabilities on the Partnership’s business;
•
The impact of changes in tax laws that could adversely affect the tax treatment of the Partnership for income tax purposes;
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The impact of legal risks and proceedings on the Partnership’s business;
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The impact of operating hazards that could adversely affect the Partnership’s reputation and its operating results to the extent not covered by insurance;
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The Partnership’s ability to make strategic acquisitions, successfully integrate them and realize the expected benefits of those acquisitions;
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The ability of the Partnership and any third-party service providers on which it may rely for support or services to continue to combat cybersecurity threats to their respective and shared networks and information technology;
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Risks related to the Partnership’s plans to diversify its business;
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The impact of current conditions in the global capital, credit and environmental attribute markets, and general economic pressures; and
•
Other risks referenced from time to time in filings with the Securities and Exchange Commission (“SEC”) and those factors listed or incorporated by reference into the Partnership’s most recent Annual Report under “Risk Factors.”

Some of these risks and uncertainties are discussed in more detail in the Partnership’s Annual Report on Form 10-K for its fiscal year ended September 30, 2023 and other periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made. The Partnership undertakes no obligation to update any forward-looking statement, except as otherwise required by law.

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Suburban Propane Partners, L.P. and Subsidiaries

Consolidated Statements of Operations

For the Three and Six Months Ended March 30, 2024 and March 25, 2023

(in thousands, except per unit amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	March 30, 2024	March 25, 2023	March 30, 2024	March 25, 2023
Revenues
Propane	$437,564	$457,140	$750,922	$799,493
Fuel oil and refined fuels	31,595	38,126	55,493	68,267
Natural gas and electricity	8,713	11,856	15,206	20,546
All other	20,215	19,379	42,300	35,665
	498,087	526,501	863,921	923,971

Costs and expenses
Cost of products sold	190,120	231,608	343,173	414,261
Operating	128,311	127,450	250,381	243,161
General and administrative	26,071	25,700	51,641	48,712
Depreciation and amortization	16,725	16,064	33,118	29,843
	361,227	400,822	678,313	735,977

Operating income	136,860	125,679	185,608	187,994

Loss on debt extinguishment	215	—	215	—
Interest expense, net	19,919	19,871	38,111	35,865
Other, net	5,194	1,106	11,047	2,081

Income before provision for income taxes	111,532	104,702	136,235	150,048
Provision for income taxes	32	225	281	177

Net income	$111,500	$104,477	$135,954	$149,871

Net income per Common Unit - basic	$1.73	$1.63	$2.12	$2.35
Weighted average number of Common Units outstanding - basic	64,363	63,922	64,239	63,780

Net income per Common Unit - diluted	$1.72	$1.62	$2.10	$2.34
Weighted average number of Common Units outstanding - diluted	64,818	64,368	64,626	64,179

Supplemental Information:
EBITDA (a)	$148,176	$140,637	$207,464	$215,756
Adjusted EBITDA (a)	$147,022	$148,957	$222,254	$238,999
Retail gallons sold:
Propane	140,243	144,149	246,788	252,913
Refined fuels	6,992	7,742	12,248	13,305
Capital expenditures:
Maintenance	$5,577	$5,974	$10,668	$11,695
Growth	$8,969	$7,278	$15,028	$12,337

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(a) EBITDA represents net income before deducting interest expense, income taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA excluding the unrealized net gain or loss on mark-to-market activity for derivative instruments and other items, as applicable, as provided in the table below. Our management uses EBITDA and Adjusted EBITDA as supplemental measures of operating performance and we are including them because we believe that they provide our investors and industry analysts with additional information that we determined is useful to evaluate our operating results.

EBITDA and Adjusted EBITDA are not recognized terms under accounting principles generally accepted in the United States of America (“US GAAP”) and should not be considered as an alternative to net income or net cash provided by operating activities determined in accordance with US GAAP. Because EBITDA and Adjusted EBITDA as determined by us excludes some, but not all, items that affect net income, they may not be comparable to EBITDA and Adjusted EBITDA or similarly titled measures used by other companies.

The following table sets forth our calculations of EBITDA and Adjusted EBITDA:

	Three Months Ended		Six Months Ended
	March 30, 2024	March 25, 2023	March 30, 2024	March 25, 2023
Net income	$111,500	$104,477	$135,954	$149,871
Add:
Provision for income taxes	32	225	281	177
Interest expense, net	19,919	19,871	38,111	35,865
Depreciation and amortization	16,725	16,064	33,118	29,843
EBITDA	148,176	140,637	207,464	215,756
Unrealized non-cash (gains) losses on changes in fair value of derivatives	(5,868)	4,501	4,918	18,207
Equity in losses of unconsolidated affiliates	4,499	413	9,657	695
Loss on debt extinguishment	215	—	215	—
Acquisition-related costs	—	3,406	—	4,341
Adjusted EBITDA	$147,022	$148,957	$222,254	$238,999

We also reference gross margins, computed as revenues less cost of products sold as those amounts are reported on the consolidated financial statements. Our management uses gross margin as a supplemental measure of operating performance and we are including it as we believe that it provides our investors and industry analysts with additional information that we determined is useful to evaluate our operating results. As cost of products sold does not include depreciation and amortization expense, the gross margin we reference is considered a non-GAAP financial measure.

The unaudited financial information included in this document is intended only as a summary provided for your convenience, and should be read in conjunction with the complete consolidated financial statements of the Partnership (including the Notes thereto, which set forth important information) contained in its Quarterly Report on Form 10-Q to be filed by the Partnership with the SEC. Such report, once filed, will be available on the public EDGAR electronic filing system maintained by the SEC.